                                                                    EXHIBIT 10.8

                              EMPLOYMENT AGREEMENT
                                 BY AND BETWEEN
          CARE MANAGEMENT SCIENCE CORPORATION AND GREGORY P. HESS, M.D.


         WHEREAS Gregory P. Hess, M.D. (hereinafter "Executive") and Care Management Science Corporation, a Pennsylvania corporation (hereinafter "Company") desire and intend to enter into an employment relationship, all as set forth below;

         NOW THEREFORE, the parties hereto, in consideration of the promises and mutual covenants and agreements contained herein, voluntarily and knowingly, and intending to be legally bound hereby, covenant and agree as follows:

         1.       EMPLOYMENT AND DUTIES.

                  (a) Company hereby employs Executive for the Term (as such term is hereinafter defined) to render services to the Company as its Managing Director, Carescript Division. Executive shall have the overall charge of the Company's CareScript Division. Executive shall also be involved in business development and other activities as directed from time to time by the Chief Executive Officer. Executive shall be based full-time within the Philadelphia, PA metropolitan area, but will be required to travel as part of his employment. Executive hereby accepts such employment and agrees to render the services described herein, all on the terms and conditions of this Agreement.

                  (b) Executive agrees to devote his entire working time, attention and energies to the performance of the business of the Company and its affiliates (as hereinafter defined); and Executive shall not, directly or indirectly, alone or as a member of any partnership or other organization, or as an officer, director or employee of any other corporation, partnership or other organization, be actively engaged in or concerned with any other duties or pursuits which, in the reasonable judgment of the Company, interfere with the performance of his duties hereunder, or which, even if non-interfering, are contrary to the best interests of the Company and its affiliates; PROVIDED, HOWEVER, that Executive may invest his personal or family assets in such form or manner as will not require any services on his part in the operation of the affairs of the enterprises in which such investments are made and in which his participation is solely that of a minority investor; FURTHER, PROVIDED, that the Executive may engage in charitable, civic, fraternal, trade group or clinical practice activities, so long as such activities shall not violate any provision of this Agreement or interfere with his performance hereunder or compliance with the restrictions contained herein. As used herein, the term "affiliate" means and includes any person, corporation or other entity controlling, controlled by or under common control with the Company

         2.       TERM OF EMPLOYMENT.

                  The term of Executive's employment under this Agreement (the "Term", collectively the Initial Term and any Extension Term(s)) will be deemed to commence as of


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

Executive's first day of work for the Company on OCTOBER 4, 1999 (the "Effective Date") and shall end on the third anniversary thereof
(the "Initial Term"). In the absence of a written notice from either party stating its intent to allow this agreement to expire at the conclusion of the Initial Term, this Agreement shall automatically continue, on the same terms and conditions as contained herein, until such time as one party provides the other with at least six (6) months advance written notice of termination (any such period beyond the Initial Term being referred to as the "Extension Term", and both the Initial Term and any Extension Term referred to collectively as the "Term"). A notice of termination during any Extension Term may be provided for any reason by either party with at least six (6) months advance written notice as established above.

         3.       COMPENSATION AND BENEFITS.

                  (a) As compensation for the services to be rendered by Executive hereunder, including all services to any subsidiary of the Company, the Company agrees to pay or cause to be paid to Executive, during the first year of the term of his Employment hereunder, an annual base salary of $180,000 (the "Base Salary"). For each subsequent year of the Term, the Base Salary will be reviewed annually by the Company and may be increased, but may not be decreased for subsequent years. Executive's Base Salary shall be payable in such installments as is the policy of the Company generally with respect to employees of the Company. In addition, Executive shall also receive during the Term of his employment within six weeks of each December 31 ("Period End"), an annual bonus equal to two percent (2.0%) of the actual net collected revenue of the CareScript Division for the period of the Executive's prior year of employment up to a maximum annual bonus of $150,000. Upon termination of this Agreement for any reason other than cause by CMS, Executive shall receive a prorated bonus based upon the net collected revenue to date since the last Period End to reflect the bonus for the partial year completed.

                  (b) In addition to his Base Salary, Executive, within a reasonable period of time and coincident with the adoption of a company stock option plan ("Option Plan"), shall be awarded a stock option grant representing the number of shares equal to a one percent (1.0%) ownership of the company at the time of the award or 96,719 shares. Such shares shall vest in accordance with the rules and provisions of the Option Plan and shall be governed by the option grant attached hereto as Exhibit 3(b). Executive also shall be awarded stock option grants under the Company's performance-based Senior Management Incentive Stock Option Plan as follows: option shares equal to 0.50% of the company's fully-diluted common stock (at $2.59 per share) vesting in accordance with the performance-based Senior Management Incentive Stock Option Plan in an "all-or-none" fashion at December 31, 2000 (0.25%) and December 31, 2001 (0.25%) respectively upon the attainment of performance goals as defined in the performance-based Senior Management Incentive Stock Option Plan.

                  (c) The Company shall pay or reimburse Executive for all reasonable expenses actually incurred or paid by him during the Term in the performance of his services under this Agreement, upon presentation of standard expense statements or vouchers or such other supporting information as it reasonably may require.

                  (d) Executive shall be eligible under any incentive plan, stock option plan, pension, group insurance or other benefit plans (both qualified and non-qualified for federal tax purposes) or other so-called "fringe" benefits, if any, which the Company generally provides to its executives.

                  (e) The Company shall provide to Executive and the members of his immediate family, at the Company's expense, medical and dental insurance covering its executives generally.

                  (f) Executive shall be eligible under any group life and/or disability insurance covering its executives generally.

                  (g) Executive shall be entitled to three weeks paid vacation plus all federal holidays, in each calendar year. Notwithstanding the foregoing, Executive represents that he will not take any extended vacations during at least the first nine (9) months of this Agreement.

         4.       CONFIDENTIALITY.

                  (a) Subject to the provisions below, Executive shall not, during the Term of this Agreement, or at any time following the expiration or termination of this Agreement, directly or indirectly, disclose or permit to be known (other than (i) as is reasonably required in the regular course of his duties, including disclosures to the Company's advisors and consultants, (ii) as required by law or (iii) with the prior written consent of the Company), to any person firm or corporation, any confidential information acquired by him during the course of or as an incident to, his employment or the rendering of services hereunder, relating to the Company or any of its subsidiaries, or any corporation, partnership or other entity owned or controlled, directly or indirectly, by or controlling the Company or its subsidiaries. Such confidential information shall include, but shall not be limited to, business affairs, proprietary technology, trade secrets, patented or copyrighted processes, research and development data, know-how, market studies and forecasts, competitive analyses, pricing policies, employee lists, personnel policies, the substance of agreements with customers, suppliers and others, marketing or dealership arrangements, servicing and training programs and arrangements, customer lists and any other documents embodying such confidential information. This confidentiality obligation shall not apply to any confidential information which becomes publicly available other than pursuant to a breach of this Section 4 by Executive or which was obtained from a third party not acquiring the information under an obligation of confidentiality from the disclosing party and intended for the benefit of the Company.

                  (b) All information and documents relating to the Company and its affiliates as hereinabove described shall be the exclusive property of the Company and upon termination of Executive's employment with the Company, all documents, records, reports, writings and other similar documents containing confidential information, including copies thereof, then in Executive's possession or control shall be returned and left with the Company.

         5.       NON-COMPETITION.

                  As a condition precedent to this Agreement, Executive shall sign, contemporaneously with this Agreement, a Non-Competition Agreement in the form attached hereto as EXHIBIT 5, (the "Non-Competition Agreement").

         6.       EQUITABLE REMEDIES AND ENFORCEABILITY OF COVENANTS.

                  (a) If Executive commits a breach, or threatens to commit a breach, of any of the provisions hereof or under the Non-Competition or Nondisclosure, Proprietary Information and Invention Assignment Agreements, it is acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

                  (b) If any of the covenants contained herein or under the Non-Competition or Nondisclosure, Proprietary Information and Invention Assignment Agreements, or any part hereof or thereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect without regard to the invalid portions.

                  (c) If any of the covenants contained herein or under the Non-Competition or Nondisclosure, Proprietary Information and Invention Assignment Agreements, or any part hereof or thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration, scope and/or areas of such provision and, in its reduced form, such provision shall then be enforceable.

                  (d) The existence of any claim or cause of action by Executive against the Company or any affiliate of the Company shall not constitute a defense to the enforcement by the Company of the covenants contained herein, but such claim or cause of action shall be litigated separately.

         7. TERMINATION BY THE COMPANY.

            The Company may terminate Executive's employment under this Agreement upon written notice to Executive if any one or more of the following shall occur:

                  (a) There exists Cause for termination. For the purposes of this Agreement, the term "Cause" means: (i) gross misconduct by Executive in performing his duties or obligations hereunder (other than such failure resulting from Executive's incapacity due to illness or leaves of absence approved by the Company) PROVIDED such failure remains uncured for a period of 10 business days after written notice describing the same is received by Executive; (ii) Executive's conviction of any felonious crime or offense; (iii) the unauthorized securing by Executive of any personal profit in connection with the business of the Company or any of its subsidiaries; (iv) use of any unlawful controlled substance under any circumstances or the use of alcohol to the extent that it interferes with the performance of Executive's duties hereunder, or which, in the good faith opinion of the Company, are harmful to the Company; (v) the commission of any acts involving dishonesty or fraud, which, in the good faith opinion of the Company, are harmful to the Company; or (vi) any breach by Executive of the terms of Section 4 of this Agreement or under the Non-Competition or Nondisclosure, Proprietary Information and Invention Assignment Agreements; PROVIDED such breach continues uncured for 5 business days after written notice of such breach has been received by Executive from the Company.

                           (b) Executive's death during the Term; PROVIDED,
HOWEVER, that Executive's legal representatives shall be entitled to receive his Base Salary through the last day of the second month after the month in which his death occurs, along with any other compensation and benefits to which Executive and his legal representatives may be entitled under applicable plans, programs and agreements of the Company, including but not limited to, the proceeds of any applicable life insurance policies through the date of death.

                           (c) Executive shall become physically or mentally
disabled so that he is unable to perform his services hereunder for a period of 90 consecutive days or 120 non-consecutive days in any 365 day period. Notwithstanding such disability, the Company shall continue to pay Executive his Base Salary through the date of such termination, along with any other compensation and benefits to which Executive and his legal representatives may be entitled under applicable plans, programs and agreements of the Company, including but not limited to, the proceeds of any applicable disability insurance policies also shall be paid through the date of such termination.

                           (d) At the Company's sole discretion so long as
Company provides Executive with: (i) six (6) months advance written notice during which time Executive shall continue to receive all compensation and benefits otherwise applicable, (ii) an amount equal to twelve (12) months Base Salary; (iii) immediate vesting of any of Executive's unvested stock options (other than options awarded under the Senior Management Incentive Stock Option
Plan); and (iv) continued participation in the equivalent of the Senior Management Incentive Stock Option Plan through the second all-or-none vesting date of December 31, 2001. Payment of any cash component of such Severance Amount, if required, shall be made at the Company's option either (i) in twelve equal monthly installments or (ii) in a lump-sum payment promptly following the termination of Executive's employment equal to the then present value using a discount rate per annum determined by reference to the discount rate then published by the Pension Benefit Guaranty Corporation of the Severance Amount. Notwithstanding the foregoing, no such termination by the Company at its sole discretion shall occur prior to January 1, 2001.

                           (e) In the event that the Company terminates this
Agreement as provided in Section 2, either by allowing it to expire at the end of the Initial Term or by providing a non-cause notice during any Extension Term, Executive shall receive a termination bonus equal to one (1) year of Base Salary, payable at the Company's sole discretion either (i) in twelve equal monthly installments or (ii) in a lump-sum payment promptly following the termination of Executive's employment equal to the then present value using a discount rate per annum determined by reference to the discount rate then published by the Pension Benefit Guaranty Corporation of the

Severance Amount. No such payment shall be made if Executive provides notice of termination at any time during the Term.

         8.       INVENTIONS DISCOVERED BY EXECUTIVE.

                           As a condition precedent to this Agreement, Executive
shall sign, contemporaneously with this Agreement, a Nondisclosure, Proprietary Information and Invention Assignment Agreement in the form attached hereto as EXHIBIT 8 (the "Nondisclosure, Proprietary Information and Invention Assignment Agreement").

         9.       REPRESENTATIONS AND AGREEMENTS OF EXECUTIVE.

                  (a) Executive represents and warrants that he is free to enter into this Agreement and to perform the duties required hereunder, and that there are no employment contracts or understandings, restrictive covenants or other restrictions, whether written or oral, preventing the performance of his duties hereunder or which would be harmful to the Company.

                  (b) Executive agrees to submit to a medical examination and to cooperate and supply such other information and documents as may be required by any insurance company in connection with the Company's obtaining life insurance on the life of Executive, if the Company so desires, or any other type of insurance or fringe benefits as the Company shall determine from time to time to obtain.

         10.      ARBITRATION.

                  Any controversy or claim arising out of or relating to this Agreement (or breach thereof) shall be settled by arbitration in Philadelphia, Pennsylvania, in accordance with the rules then existing of the American Arbitration Association (three arbitrators), and judgment upon the award rendered may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the Company, at its sole option, shall be entitled to seek and obtain equitable relief from any court of competent jurisdiction, including, without limitation, temporary, preliminary and permanent injunctive relief and specific performance with respect to alleged violations of Sections 4 and 5 of this Agreement, Section 1 of the Non-Competition Agreement or under the Nondisclosure Proprietary Information and Invention Assignment Agreement, and the Company's pursuit of the remedies described in Section 6 hereof in connection therewith. The parties shall be free to pursue any remedy before the arbitration tribunal that they shall be otherwise permitted to pursue in a court of competent jurisdiction. The award of the arbitrators shall be final and binding and may be enforced by any court as if it were a judgment of that court, and may include interest at a rate or rates considered just under the circumstances by the arbitrators. The substantive law of the Commonwealth of Pennsylvania shall be applied by the arbitrators to the resolution of the dispute, provided that the arbitrators shall base their decision on the express terms, covenants and conditions of this Agreement. The arbitrators shall be required to produce a written decision setting forth the reasons for the decision or award to be made. The parties agree that the arbitrators shall have no power to alter or modify any express provision of this Agreement or to render any award which, by its terms, effects any such alteration or modification. Upon written demand to any party to the arbitration for the production of documents and things reasonably related to the issues being arbitrated, the party upon whom such demand is made shall promptly produce, or make available for inspection and copying, such documents and things without the necessity of any action by the arbitrators. The party which does not prevail in the arbitration shall be responsible for all fees and expenses incurred, including, without limitation, reasonable attorneys' fees, for both parties.

         11.      NOTICES.

                  All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by private overnight mail service (delivery confirmed by such service), registered or certified mail (return receipt requested and received), telecopy (confirmed receipt by return fax from the receiving party) or delivered personally, as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith:

                  If to the Company:
                  Care Management Science Corporation
                  3600 Market Street, 6th Floor
                  Philadelphia, PA  19104
                  Attention:  President
                  Telephone:  215/387-9401
                  Fax:        215/387-9406

                  If to Executive:
                  66 Crestline Road
                  Wayne, PA 19087
                  Attention: Gregory P. Hess, M.D.
                  Telephone: 610-971-1694
                  Fax: 610-971-1996

         12.      GENERAL.

                  (a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed entirely in Pennsylvania.

                  (b) This Agreement and the Exhibits attached hereto set forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in this Agreement or any of the agreements referred to herein, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

                  (c) This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of a party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by a party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, or any one or more continuing waivers of any such breach, shall constitute a waiver of the breach of any other term or covenant contained in this Agreement.

                  (d) This Agreement shall be binding upon the legal representatives, heirs, distributes, successors and assigns of the parties hereto.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CARE MANAGEMENT SCIENCE CORPORATION



By:
   --------------------------------                       ----------------------
   Name:                                                  Date
   Title:



EXECUTIVE:



------------------------------------                      ----------------------
       Gregory P. Hess, M.D.                                         Date

                                    EXHIBIT 5
          CARE MANAGEMENT SCIENCE CORPORATION NON-COMPETITION AGREEMENT

                  Care Management Science Corporation, a Pennsylvania corporation (the "Company") and Gregory P. Hess, M.D. ("Executive"), contemporaneously with the execution of this Agreement are entering into an Employment Agreement of even date herewith (the "Employment Agreement"), pursuant to which, among other things, the Executive will be employed by the Company in the capacity of Managing Director, Carescript Division. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings given such terms in the Employment Agreement. In addition to the Company's desire to engage the Executive and the Executive's desire to serve the Company, under the terms and conditions of the Employment Agreement, the Executive understands that the Company wishes to ensure that the Executive does not compete with the Company, on the terms and conditions specified below and in the Employment Agreement, in the event the Executive's employment with the Company is terminated.

                  In consideration of the Company's employment of me and in order to induce the Company to employ me, the Company and Executive hereby agree as follows:

                  1. NON-COMPETITION; APPLICATION AND DURATION;
NON-INTERFERENCE. The Executive will not, during the term of the Executive's employment by the Company and for a period of two years following the termination of employment (the term of Executive's employment and the two years following termination, the "Non-Competitive Period"):

                           (a) as owner, partner, joint venturer, stockholder,
employee, broker, agent, principal, trustee, corporate officer, director, licensor, or in any capacity whatsoever engage in, become financially interested in, be employed by, or render any consultation or business advice with respect to any business which business is engaged in by the Company on the date hereof or during the course of Executive's employment or which business ("Company Business") is engaged in development or commercialization of any technologies or products related to the development of software and databases that transform data into tools to be used by managers in the health care information industry or the provision of services with respect thereto (collectively, "Health Care Decision Support"), in any geographic area where, during the time of Executive's employment, the business of the Company or any of its subsidiaries is being, had been or was proposed to be, conducted in any manner whatsoever, which technologies, products or services are (i) competitive with any Health Care Decision Support or other Company Business technology or application thereof or products based thereon designed, marketed, announced, leased or sold by the Company or any of its subsidiaries during the term of employment or at the time of the termination of the Executive's employment; or (ii) substantially similar to any technology or service involving Health Care Decision Support or other Company Business which the Company was designing, marketing, announcing, leasing or selling or proposing to design, market, lease or sell during the term of Executive's employment; or (iii) substantially similar to any technology or service involving Health Care Decision Support of which the Executive had knowledge at the time of the termination of the Executive's employment that the Company was proposing to design, market, announce, lease or sell; PROVIDED, HOWEVER, that the Executive may own any securities of a corporation which is engaged in such business and is publicly owned and traded but in amount not to exceed at any one time one percent (1%) of any class of stock or securities of such company; PROVIDED FURTHER that Executive is not personally engaged in any way, directly or indirectly, in any scientific or business activity within such entity, which competes with the Company as described above.

                           (b) during the Non-Competitive Period, request or
cause any suppliers or customers with whom the Company or any of its subsidiaries has a business relationship to cancel or terminate any such business relationship with the Company or any of its subsidiaries or solicit, interfere with or entice from the Company any employee (or former employee) of the Company;

                           (c) solicit, interfere with, hire, offer to hire,
persuade or induce any person who is or was an officer, employee, customer or supplier of the Company or any of its subsidiaries or affiliates to discontinue his relationship with the Company or any of its subsidiaries or affiliates or accept employment by or enter into contractual relations for compensation with any other entity or person, or approach any such employee of the Company or any of its subsidiaries or affiliates for any such purpose or authorize or knowingly approve the taking of any such actions by any other individual or entity. The term "affiliate" shall mean any person or entity that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company.

                  2.       MISCELLANEOUS.

                           (a) The invalidity or unenforceability of any
provision of this Agreement shall not affect the validity or enforceability of and other provision of this Agreement.

                           (b) This Agreement, together with the Employment
Agreement, supersedes all prior agreements, written or oral, between the Executive and the Company relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by the Executive and the Company. The Executive agrees that any change or changes in his/her duties, salary or compensation after the signing of this Agreement shall not affect the validity or scope of this Agreement.

                           (c) This Agreement will be binding upon the
Executive's heirs, executors and administrators and will inure to the benefit of the Company and its successors and assigns.

                           (d) No delay or omission by either party in
exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by either party on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

                           (e) The Executive expressly consents to be bound by
the provisions of this Agreement for the benefit of the Company or any parent, subsidiary or affiliate thereof to whose



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


employ the Executive may be transferred without the necessity that this Agreement be re-signed at the time of such transfer.

                           (f) The restrictions contained in this Agreement are
necessary for the protection of the business and goodwill of the Company and are considered by the Executive to be reasonable for such purpose. The Executive agrees that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, the Executive agrees that a remedy at law, in addition to such other remedies which may be available, may be inadequate.

                           (g) This Agreement is governed by and will be
construed as a sealed instrument under and in accordance with the laws of the Commonwealth of Pennsylvania. Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be arbitrated or commenced in a court, as and to the extent set forth in the Employment Agreement.

                  The Executive understands that nothing in this Agreement shall otherwise affect the Executive's obligations under the Employment Agreement or the Non-Disclosure, Proprietary Information and Invention Assignment Agreement, each dated _________________________________ between the Company and Executive.



Dated:                                           By:
      -------------------                           ----------------------------



CARE MANAGEMENT SCIENCE CORPORATION



By:
   ------------------------------
Name:
Title:

                                    EXHIBIT 8
 CARE MANAGEMENT SCIENCE CORPORATION NONDISCLOSURE, PROPRIETARY INFORMATION AND
                         INVENTION ASSIGNMENT AGREEMENT

                  Care Management Science Corporation, a Pennsylvania corporation (the "Company") and Gregory P. Hess, M.D. ("Executive"), contemporaneously with the execution of this Agreement are entering into an Employment Agreement of even date herewith (the "Employment Agreement"), pursuant to which, among other things, the Executive will be employed by the Company in the capacity of Managing Director, Carescript Division. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings given such terms in the Employment Agreement. In addition to the Company's desire to engage the Executive and the Executive's desire to serve the Company, under the terms and conditions of the Employment Agreement, the Executive understands that the Company wishes to ensure that the Executive does not breach any confidentiality provisions of the Company and that all right, title and interest in and to any inventions of Executive made during the term of his employment by the Company are and remain the exclusive property of the Company.

                  In consideration for, and in order to induce my employment by the Company, I hereby agree as follows:

                  1.       CONFIDENTIALITY.

                           From time to time, before and after the date hereof,
the Company may disclose to you certain of its proprietary and/or confidential information including, but not limited to: company know-how, techniques and methodology(ies), statistical information, sample reports, software code and/or algorithms, or, among other things, patient referral sources, physician and/or contracting relationships, business plans or notes, drawings, price lists, the substance of agreements between the Company and its customers or distributors, research and development activities or plans, new business ideas or other items related to the Company's business practices. the Company also may make certain of its personnel, consultants, affiliates and/or agents accessible to you. Further, in your course of employment by the Company you may have access to similar information, including information about individual patients, from Company affiliates and/or customers. The above items and any and all data, information or materials related thereto whether received orally or in writing are collectively referred to, for convenience, as the "Information".

                           With respect to any and all of the foregoing
Information, at any time provided by or obtained from the Company or any person or entity covered by a confidentiality agreement with the Company, you will not copy, disseminate or disclose to anyone or any entity, at any time, under any circumstances for any purpose whatsoever other than as is reasonably required in the regular course of your duties or as required by law, any of the Information without the Company's prior consent. Notwithstanding the foregoing, the above shall not apply if, and only if, one or more of the following are in effect:

                                    (a) the Information is clearly in the public
 domain at the time of disclosure; or

                                    (b) the Information becomes generally
available to the public other than as a result of a breach of this Agreement.

                           You further agree that at such time as your
employment with the Company terminates, you will cease to make any use of the Information and you will return all of the Information to the Company. This confidentiality provision will continue in full force and effect in perpetuity.

                  2.       INVENTION ASSIGNMENT.

                           Whereas I will be participating in the preparation,
writing, creation, or development of certain business ideas, strategies, analyses, reports, software, computer programs or other business activities collectively referred to as the "Work";

                           (a) As an employee of the Company, any and all
materials created by me relating to the Work shall be considered as a "work made for hire". Without limiting the foregoing, I hereby grant, transfer, assign, and convey to the Company, its successors and assigns, the entire title, right, interest, ownership and all subsidiary rights in and to the Work, all intellectual property rights relating to the Work, and all copyrights, trade or service marks, patents or other evidence of ownership and title pertaining to the Work, including but not limited to the right to secure copyright, trade or service mark or patent registration(s) in the Company' name as claimant and the right to secure renewals, reissues, and extensions of any such filings in the United States of America or any other country.

                           (b) I acknowledge that the Company, in its sole
discretion, shall determine whether copyright(s), trade or service mark(s) or patent registration(s) in the Work shall be filed and/or preserved and maintained or registered in the United States of America or any other country.

                           (c) I confirm that by this instrument, the Company
and its successors and assigns shall own the entire title, right and interest in and to the Work, including the right to reproduce, display publicly, prepare derivative Works from or distribute by sale, rental, lease lending or by other transfer of ownership even if the Work does not constitute a "Work made for hire" as defined in 17 U.S.C. Sections 101 and 201(b).

                           (d) I agree to take all actions and cooperate as is
necessary to protect the copyrights or other evidence of title in and to the Work and further agree to execute any document(s) that may be necessary to perfect the Company' ownership of copyrights, trade or service marks, patent(s) or other evidence of ownership and title in the Work and the registration thereof, without further compensation by the Company.



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


                           (e) I agree that all terms of this Agreement are
applicable to each portion or part of the Work, as well as to the Work in its entirety.

                           (f) Notwithstanding anything contained herein, the
terms of this Agreement shall not apply to any invention for which no equipment, supplies, facility, time, proprietary or trade secret information of the Company was used and which can be demonstrated was developed entirely on my own time, at my own expense and which:(i) does not relate in any way to the business of the Company or to the Company's actual or demonstrably anticipated expansion research or development; and (ii) which does not result from any Work performed by me for the Company.

                  3.       REPRESENTATIONS OF EXECUTIVE.

                           Executive represents and warrants that he is free to
enter into this Agreement and that there are no preceding claims or understandings, restrictive covenants or other restrictions, whether written or oral, preventing the performance of his duties hereunder.

                  4.       MISCELLANEOUS.

                           (a) The invalidity or unenforceability of any
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                           (b) This Agreement, together with the Employment and
Non-Competition Agreements, supersedes all prior agreements, written or oral, between the Executive and the Company relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by the Executive and the Company. The Executive agrees that any change or changes in his/her duties, salary or compensation after the signing of this Agreement shall not affect the validity or scope of this Agreement.

                           (c) This Agreement will be binding upon the
Executive's heirs, executors and administrators and will inure to the benefit of the Company and its successors and assigns.

                           (d) No delay or omission by either party in
exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by either party on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

                           (e) The Executive expressly consents to be bound by
the provisions of this Agreement for the benefit of the Company or any parent, subsidiary or affiliate thereof to whose employ the Executive may be transferred without the necessity that this Agreement be re-signed at the time of such transfer.

                           (f) The restrictions contained in this Agreement are
necessary for the protection of the Company and are considered by the Executive to be reasonable for such purpose. The Executive agrees that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, the Executive agrees that a remedy at law, in addition to such other remedies which may be available, may be inadequate.

                           (g) This Agreement is governed by and will be
construed as a sealed instrument under and in accordance with the laws of the Commonwealth of Pennsylvania. Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be arbitrated or commenced in a court, as and to the extent set forth in the Employment Agreement.

                  The Executive understands that nothing in this Agreement shall otherwise affect the Executive's obligations under the Employment Agreement or the Non-Competition Agreement, each dated _________________________ between the Company and Executive.




By my signature below, I hereby agree to the above.



By:
   ---------------------------------                   ---------------------
    Name:                                              Date


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